Exhibit 10.1
EIGHTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT
THIS EIGHTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (this "Amendment") dated as of January 15, 2021, is made by and among the BORROWERS party hereto (the "Borrowers"), the GUARANTORS party hereto (the "Guarantors"), the financial institutions party hereto as LENDERS (collectively, "Lenders" and each individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for the Lenders (PNC, in such capacity, "Agent"), and J.P. MORGAN EUROPE LIMITED ("JPM Europe"), as European agent for the Lenders (JPM Europe, in such capacity, the "European Agent").
WITNESSETH:
WHEREAS, the Borrowers, the Guarantors, the Lenders, the Agent and the European Agent are parties to that certain Amended and Restated Revolving Credit and Security Agreement, dated as of September 30, 2015, as amended by (i) First Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of February 16, 2016, (ii) Waiver and Second Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of May 3, 2016, (iii) Release and Third Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of September 30, 2016, (iv) Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of November 30, 2016, (v) Waiver and Fifth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of June 7, 2017, (vi) Sixth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of November 13, 2019, and (vii) Seventh Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of May 29, 2020 (as so amended or otherwise modified, the "Credit Agreement"); and
WHEREAS, the Borrowers and the Guarantors have requested the Lenders to make certain amendments and other accommodations to the Credit Agreement as more fully set forth herein. The Lenders have agreed to such amendments and accommodations, subject to the terms and conditions set forth in this Amendment.
NOW THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:
1.Recitals. The foregoing recitals are incorporated herein by reference.
2.Defined Terms. Capitalized terms not otherwise defined in this Amendment have the meanings given to them in the Credit Agreement.

3.Amendments of Section 1.2 – Amendment and Restatement of Defined Terms. The following defined terms in Section 1.2 of the Credit Agreement are hereby amended and restated as follows:
Adjusted LIBO Rate means with respect to any Eurocurrency borrowing for any applicable Interest Period, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate) for British Pounds Sterling, Euro or Dollars (as applicable) and for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen or, in the event such rate does not appear on a Thomson Reuters page or screen, on any successor or substitute page or screen that displays such rate in place of Thomson Reuters, or if such successor or substitute page or screen ceases to be available, on the appropriate page of such other information service that publishes such rate applicable to the relevant currency as shall be reasonably selected by the European Agent from time to time in its reasonable discretion (the "LIBO Screen Rate") at approximately 11:00 a.m., London time, two (2) business days prior (or the same business day for British Pounds Sterling) to the commencement of such Interest Period; provided that, (x) if the LIBO Screen Rate shall be less than 0.25%, such rate shall be deemed to be 0.25% for purposes of this Agreement and (y) if the LIBO Screen Rate shall not be available at such time for a period equal in length to such Interest Period (an "LIBO Impacted Interest Period"), then the LIBO Rate shall be the LIBO Interpolated Rate at such time, unless the European Agent shall conclude that it shall not be possible to determine such LIBO Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error); provided, further that, if any LIBO Interpolated Rate shall be less than 0.25%, such rate shall be deemed to be 0.25% for purposes of this Agreement.
Alternate Base Rate shall mean, for any day, a rate per annum equal to the highest of (a) the Base Rate in effect on such day, (b) the sum of the Overnight Bank Funding Rate in effect on such day plus one half of one percent (0.5%), and (c) the sum of the Daily Euro-Rate in effect on such day plus one percent (1.0%), so long as a Daily Euro-Rate is offered, ascertainable and not unlawful.
Alternate Source shall have the meaning set forth in the definition of Overnight Bank Funding Rate.
Business Day shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey, and (i) if the applicable Business Day relates to any Euro-Rate Loan or LIBOR Rate Loan, such day must also be a day on which dealings are carried on in (in relation to any Euro-Rate Loan or LIBOR Rate Loan denominated in Dollars or British Pounds Sterling) the London interbank market or (in relation to any LIBOR Rate Loan denominated in

Euros) the European interbank market, (ii) if the applicable Business Day relates to a European Borrower or a European Guarantor, it shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Paris, France or Amsterdam, the Netherlands or any day (other than a Saturday or Sunday) on which banks are open for general business in London, England, and (iii) with respect to advances denominated in Euros or payments of Advances in Euros or any other matters relating to Advances denominated in Euros, such day also shall be a TARGET Day.
Capital Expenditures shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements (or of any replacements or substitutions thereof or additions thereto) which have a useful life of more than one year and which, in accordance with GAAP, would be classified as capital expenditures.
Collateral shall mean, collectively, the US-Canada Collateral, the English Collateral, the French Collateral and the Dutch Collateral.
Daily Euro-Rate shall mean, for any day, the rate per annum determined by Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the Reserve Percentage. Notwithstanding the foregoing, if the Daily Euro-Rate as determined above would be less than 0.25%, such rate shall be 0.25% for all purposes of this Agreement.
Eligible Receivables shall mean and include, each Receivable of a US-Canada Loan Party, European Borrower or Dutch Guarantor arising in the Ordinary Course of Business and which Applicable Agent, in its Permitted Discretion, shall deem to be an Eligible Receivable, based on such considerations as Applicable Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Applicable Agent's first priority perfected security interest (which, in the case of Receivables of the English Borrowers, shall mean a first priority assignment by way of security or a first priority fixed charge (and shall not mean a first priority floating charge)) and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Applicable Agent. In addition, no Receivable shall be an Eligible Receivable if:
(a)    it arises out of a sale made by any Loan Party to an Affiliate of any Loan Party or to a Person controlled by an Affiliate of any Loan Party;
(b)    (A) with respect to Receivables of the US-Canada Loan Parties: (i) it is due or unpaid more than 60 days after the original due date or, for terms ranging from net 0 to 60 days, more than 120 days after the original invoice date or, for terms ranging from net 61 to 120 days, more than 150 days after the original invoice date; (ii) to the extent that, for terms ranging from net 61 to 90 days aged 60 days or less past due, not to exceed 150 days from original invoice date, such Eligible Receivables included in the US-Canada Formula Amount exceed $30,000,000 in the aggregate at any time; and (iii) to the extent that, for terms ranging from net 91 days to 120 days aged 30 days or less past due, not to exceed 150 days from original invoice date, such Eligible Receivables included in the US-Canada Formula Amount exceed $20,000,000 in the aggregate at any time or (B) with respect to Receivables of the European Borrowers or the Dutch Guarantor it is due or unpaid more than 90 days after the original invoice date;
(c)    fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder (as Agent, in its Permitted Discretion, may decrease such percentage from time to time);
(d)    any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;
(e)    an Insolvency Event shall have occurred with respect to such Customer;
(f)    with respect to Receivables of US-Canada Loan Parties, the sale is to a Customer outside the United States of America or a province of Canada that has not adopted the PPSA, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its Permitted Discretion;
(g)    the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and- return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;
(h)    Applicable Agent believes, in its Permitted Discretion, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;
(i)    with respect to Receivables of US-Canada Loan Parties, the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Loan Party assigns its right to payment of such Receivable to Applicable Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances, or if the Customer is any province in or the federal government of (or any department, agency or instrumentality thereof) Canada, unless the applicable Loan Party assigns its rights to payment of such Receivable to Applicable Agent pursuant to the Financial Administration Act, the general laws of Canada and of the applicable province, and such assignment has been acknowledged by such Governmental Body and is enforceable against it;

(j)    the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Loan Party and accepted by the Customer or the Receivable otherwise does not represent a final sale;
(k)    the Receivables of the Customer exceed a credit limit determined by Applicable Agent, in its Permitted Discretion, to the extent such Receivable exceeds such limit;
(l)    the Receivable is subject to any offset, deduction, defense, dispute, credits or counterclaim (but such Receivable shall only be ineligible to the extent of such offset, deduction, defense or counterclaim), the Receivable includes any finance charge (but such Receivable shall only be ineligible to the extent of such finance charge), the Customer is also a creditor or supplier of a Loan Party or the Receivable is contingent in any respect or for any reason;
(m)    the applicable Loan Party has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;
(n)    any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;
(o)    such Receivable is not payable to a Loan Party or Subsidiary of a Loan Party;
(p)    such Receivable is not otherwise satisfactory to Applicable Agent in its Permitted Discretion;
(q)    in respect of any Receivables due to any European Borrower or Dutch Guarantor, it is subject to any limitation on assignment or other restriction (whether arising by operation of law, by agreement or otherwise) which would under the local governing law of the contract have the effect of restricting the assignment for or by way of security or the creation of security, in each case unless the European Agent has determined that such limitation is not enforceable;
(r)    in respect of any Receivables due to any European Borrower or Dutch Guarantor, the contract or agreement underlying such Receivable is governed by (or, if no governing law is expressed therein, is deemed to be governed by) the laws of any jurisdiction other than any Eligible European Jurisdiction;
(s)    in respect of any Receivables due to any European Borrower or Dutch Guarantor, the relevant Customer is not incorporated in an Eligible

European Jurisdiction, unless, in any such case, such receivable is backed by a letter of Credit acceptable to the European Agent, which is in the possession of, has been assigned to and is directly drawable by the European Agent;
(t)    with respect to any Receivable governed by French law, the Customer is a Consumer (consommateur) within the meaning of the French Consumer Code;
(u)    during a European Dominion Period such Receivable (governed by French law) is evidenced by a promissory note, bill of exchange or other instrument (such as a billet à ordre or lettre de change) (other than any such instrument which is only recorded electronically and which was never originated in paper format) and the European Agent does not have a first priority security over such instrument and/or such instrument has not been endorsed in favour of the European Agent;
(v)    with respect to any Receivable governed by French law, the Receivable is not a professional receivable (créance professionnelle) within the meaning of article L. 313-23 of the French Monetary and Financial Code;
(w)    with respect to any Receivables due to the English Borrower, if the English Distributor Agreement is terminated or repudiated, unless the European Agent (in its absolute discretion) notifies the Borrowing Agent otherwise;
(x)    with respect to any Receivables due to the French Borrower, if the French Commissionaire Agreement is terminated or repudiated, unless the European Agent (in its absolute discretion) notifies the Borrowing Agent otherwise;
(y)    with respect to any Receivables due to the Dutch Guarantor, if the Dutch Commissionaire Agreement is terminated or repudiated, unless the European Agent (in its absolute discretion) notifies the Borrowing Agent otherwise;
(z)    with respect to any Receivable governed by Dutch law, the Customer is a consumer (consument); or
(aa)    with respect to any Receivable governed by Dutch law, is evidenced by an invoice which complies with all VAT regulations and which shows the amount and the percentage of VAT applied, if any.
English Formula Amount shall mean an amount equal to the Dollar Equivalent amount of the sum of:
(A)    up to eighty-five percent (85%) (the "European Receivables Advance Rate") of Eligible Receivables of the English Borrowers and the Dutch

Guarantors; provided, however that that portion of the English Formula Amount based upon Eligible Receivables of the Dutch Guarantors shall at no time exceed $5,000,000, minus
(B)    the aggregate amount of any outstanding English Swing Loans, minus
(C)    the aggregate Maximum Undrawn Amount of all outstanding English Letters of Credit, minus
(D)    50% of the European Availability Reserve, minus
(E)    such reserves as European Agent may reasonably deem proper and necessary from time to time (including any European Reserves, without double counting with respect to any European Reserves already applied, relating to the English Loan Parties and the Dutch Guarantors and/or their assets).
English Law Guaranty shall means the guarantee and indemnity governed by English law dated September 30, 2015, made between the European Guarantors (at such time) and the European Agent in its capacity as European Agent and security trustee, and the guaranty and indemnity governed by English law dated on or about the Eighth Amendment Effective Date, made between the European Guarantors (at such time), the Agent and the European Agent in its capacity as European Agent and security trustee.
European Borrowing Base Certificate shall mean a certificate in substantially the form of Exhibit 1.2(d) hereto duly executed by the President, Chief Financial Officer, Assistant Treasurer, European Finance Director or Controller of the European Borrowing Agent and delivered to the European Agent, appropriately completed, by which such officer shall certify to European Agent the English Formula Amount and the French Formula Amount and calculation thereof as of the date of such certificate, with separate sections showing the calculations for each English Borrower, for each French Borrower and for each Dutch Guarantor.
European Collateral Documents shall mean the English Collateral Documents, the French Collateral Documents and the Dutch Collateral Documents.
European Distribution Agreements means the English Distributor Agreement, the French Commissionaire Agreement and the Dutch Commissionaire Agreement.
European Guarantors means, collectively, the English Guarantors, the French Guarantors and the Dutch Guarantors.

Euro-Rate shall mean the following:
(a)    with respect to any Advance to which the Euro-Rate applies for any Interest Period, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1%) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Agent as an authorized information vendor for the purpose of displaying rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market (a "Euro-Rate Alternate Source"), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Advance and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Euro-Rate Alternate Source, a comparable replacement rate determined by Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the Reserve Percentage; provided, however, that if the Euro-Rate determined as provided above would be less than 0.25%, such rate shall be deemed to be 0.25% for purposes of this Agreement.
(b)    The Euro-Rate shall be adjusted with respect to any Euro-Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date. Agent shall give reasonably prompt notice to the Borrowing Agent of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
European Undrawn Availability Required Amount shall mean (a) 12.5% of the Maximum European Revolving Advance Amount for five (5) consecutive Business Days, or (b) 11.25% of the Maximum European Revolving Advance Amount on any given Business Day. The absolute dollar amount in the preceding clause (b) shall be deemed proportionately increased at the time of any increase in the Maximum European Revolving Advance Amount.
Fixed Asset Cap shall mean, as of the Eighth Amendment Effective Date, $1,900,000, which amount shall be reduced in equal quarterly increments of $95,000 on the first day of each January, April, July, and October commencing on January 1, 2021 and continuing for a total of twenty (20) quarterly payments.
Foreign Excluded Subsidiaries shall mean all Subsidiaries organized under the laws of a jurisdiction outside the United States of America, any State thereof, the District of Columbia, Canada (or any province thereof), England, France or the Netherlands.

US-Canada Undrawn Availability Required Amount shall mean (a) 12.5% of the Maximum US-Canada Revolving Advance Amount for five (5) consecutive Business Days, or (b) 11.25% of the Maximum US-Canada Revolving Advance Amount on any given Business Day. The absolute dollar amount in the preceding clause (b) shall be deemed proportionately increased at the time of any increase in the Maximum US-Canada Revolving Advance Amount.
Vendor Financing Program shall mean the sale of customer accounts receivables in the Ordinary Course of Business by (i) the Company or any of its Subsidiaries to De Lage Landen Financial Services Inc. under the program in existence at the Eighth Amendment Effective Date and (ii) any Foreign Excluded Subsidiary to De Lage Landen Financial Services Inc. or any other Person that is not an Affiliate of the Company or any of its subsidiaries.
4.Amendments of Section 1.2—Amendment and Restatement of Clause of Defined Term. The definition of “Indebtedness” in Section 1.2 of the Credit Agreement is hereby amended to add the following additional language at the end thereof:
“For avoidance of doubt, obligations under operating leases are not considered Indebtedness.”
5.Amendments of Section 1.2 – Amendment and Restatement of Clause of Defined Term. Clause (a) of the defined term "Insolvency Event" in Section 1.2 of the Credit Agreement is hereby amended and restated as follows:
(a) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under Title 11 of the United States Code, the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act, the Winding Up Act, any bankruptcy or insolvency proceeding set out in articles L.610-1 and following of the French Commercial Code, the Insolvency Act 1986 (United Kingdom), the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (European Union), the Companies Act 2006 (United Kingdom), the Dutch Bankruptcy Act (Faillissementswet) or any applicable corporate statute providing for such arrangements or similar proceedings, in each case as amended from time to time),
6.Amendments of Section 1.2—Amendment and Restatement of Clause of Defined Term. Clause (E) of the defined term “Permitted Dispositions” in Section 1.2 of the Credit Agreement is hereby amended and restated as follows:
(E)    dispositions of customer accounts receivable in connection with Vendor Financing Program;

7.Amendments of Section 1.2 – Amendment of Defined Term. "Permitted Indebtedness" in Section 1.2 of the Credit Agreement is hereby amended so that clauses (K) and

(L) are amended and restated as following and a new clause (M) is added immediately following clause (L) as follows:
(K)    Other Indebtedness of Loan Parties, US Excluded Subsidiaries and Foreign Excluded Subsidiaries in an aggregate amount at any time outstanding not to exceed $30,000,000;
(L)    Indebtedness of Foreign Excluded Subsidiaries and the European Loan Parties consisting of ordinary course international pooling, cash management and overdraft facilities in an aggregate amount at any time outstanding not to exceed $10,000,000; and
(M)    Indebtedness owed to third party financing companies in the form of factoring of public and government receivables by Foreign Excluded Subsidiaries incorporated in Denmark, Sweden and/or Norway in the Ordinary Course of Business; provided that such Indebtedness shall not exceed at any time outstanding $9,000,000.
8.Amendment of Section 1.2 – Amended and Restatement of Clause of Defined Term. Clause (J) of the defined term "Permitted Encumbrances" in Section 1.2 of the Credit Agreement is hereby amended and restated as follows:
Liens on (i) assets of Foreign Excluded Subsidiaries; (ii) to the extent consented to by the Applicable Required Lenders, Equity Interests owned by Loan Parties in first tier Foreign-Excluded Subsidiaries, in either case securing Indebtedness of Foreign Excluded Subsidiaries permitted under clauses L and M of the definition of Permitted Indebtedness and (iii) bank accounts arising under clause 24 or clause 25 of the General Banking Conditions of the Dutch Bankers' Association (Nederlandse Vereniging van Banken); and (iv) bank accounts arising under any general term or condition of any bank or financial institution in the Netherlands equivalent to those referred to in paragraph (iii) above; and

9.Amendments of Section 1.2 – Amendment and Restatement of Clause of Defined Term. Clause (C) of the defined term "US-Canada Formula Amount" in Section 1.2 of the Credit Agreement is hereby amended and restated as follows:
(C)    the lesser of (i) 80% of the appraised orderly liquidation value of domestic Eligible Fixed Assets (as evidenced by a Fixed Asset appraisal satisfactory to Agent in its Permitted Discretion, which was completed on or about the Eighth Amendment Effective Date) and (ii) the Fixed Asset Cap amount, plus
10.Amendment of Section 1.2 – Addition of Defined Terms. The following new defined terms shall be added to Section 1.2 of the Credit Agreement in the correct alphabetical order as follows:

Beneficial Owner shall mean, for each Borrower (other than the Company), each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of such Borrower's Equity Interests; and (b) a single individual with significant responsibility to control, manage, or direct such Borrower.
Certificate of Beneficial Ownership shall mean, for each Borrower (other than the Company), a certificate in form and substance acceptable to Agent (as amended or modified by Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of such Borrower.
Corresponding Obligations means all Obligations as they may exist from time to time, other than the Parallel Debt.
Dutch Guarantors shall mean the Persons from time to time listed on Annex I hereto.
Dutch Collateral shall mean the assets subject to Liens in any Dutch Collateral Document.
Dutch Collateral Documents means the Dutch Security Agreement and any other Dutch law security agreements delivered pursuant to this Agreement and granted by any Loan Party and all confirmations and acknowledgements thereof, in each case relating to the grant to an Agent of a security interest by such Loan Party.
Dutch Commissionaire Agreement means the commissionaire agreement dated December 1, 2004 between Invacare International S.à r.l. and Invacare B.V. (as amended).
Dutch Security Agreement means the Dutch security agreement dated on or about the Eighth Amendment Effective Date entered into between each Dutch Guarantor and the European Agent in relation to the European Blocked Accounts and the Receivables of the Dutch Guarantor.
Eighth Amendment shall mean that certain Eighth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of the Eighth Amendment Effective Date, by and among the Loan Parties, the Lenders party thereto, and the Agents.
Eighth Amendment Effective Date shall mean January 15, 2021.
Overnight Bank Funding Rate shall mean, for any, day the rate per annum (based on a year of 360 days and actual days elapsed) comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by such Federal Reserve Bank (or by such other recognized electronic source (such as Bloomberg) selected by the Agent for the purpose of displaying such rate) (an "Alternate Source"); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.
Parallel Debt shall have the meaning set forth in Section 14.17 hereof.
11.Addition of Dutch Terms.
In this Credit Agreement, where it relates to a Dutch Guarantor, a reference to:
(i)an "administrator" includes a bewindvoerder;
(ii)an "attachment" includes a beslag;
(iii)to "co-operate (with)" includes medewerking verlenen bij;
(iv)a "counterparty" includes a wederpartij;
(v)the "Dutch Civil Code" means Burgerlijk Wetboek;
(vi)the "General Banking Conditions of the Dutch Bankers' Association" means the Algemene bankvoorwaarden van de Nederlandse Vereniging voor Banken;
(vii)"insolvency" includes a bankruptcy and moratorium;
(viii)a "moratorium" includes a surseance van betaling;
(ix)"negligence" includes schuld and "gross negligence" includes grove schuld;
(x)a "security interest" includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);
(xi)a "Subsidiary" includes a dochtermaatschappij as defined in section 2:24a of the Dutch Civil Code;
(xii)a "trustee" includes a curator;
(xiii)"willful misconduct" includes opzet; and
(xiv)a "winding up" includes a Dutch Guarantor being declared bankrupt (failliet verklaard) or dissolved (ontbonden).

12.Amendment of Section 1.2 – Deletion of Defined Term. The following defined term contained in Section 1.2 of the Credit Agreement shall be deleted in its entirety:
Customer Lease
Federal Funds Open Rate
13.Amendment of Section 2.3 – Swing Loans. Section 2.3(f) of the Credit Agreement is hereby amended and restated as follows:
    (f)    Participation by European Lenders in European Swing Loans. Upon the making of an English Swing Loan or a French Swing Loan (whether before or after the occurrence of a Default or Event of Default and regardless of whether a Settlement has been requested with respect to such European Swing Loan), each European Lender holding a European Revolving Commitment in the relevant Facility shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from European Swing Loan Lender, without recourse or warranty, an undivided interest and participation in such English Swing Loan or French Swing Loan in proportion to its English Revolving Commitment Percentage or French Revolving Commitment Percentage (as applicable). European Swing Loan Lender or European Agent may, at any time, require European Lenders holding European Revolving Commitments in the relevant Facility to fund such participations by means of a Settlement as provided for in Section 2.5(d) below. From and after the date, if any, on which any European Lender holding a European Revolving Commitment in the relevant Facility is required to fund, and funds, its participation in any European Swing Loans purchased hereunder, European Agent shall promptly distribute to such European Lender its English Revolving Commitment Percentage or French Revolving Commitment Percentage (as applicable) of all payments of principal and interest and all proceeds of English Collateral, French Collateral or Dutch Collateral (as applicable) received by European Agent in respect of such European Swing Loan; provided that no Lender holding an English Revolving Commitment or French Revolving Commitment shall be obligated in any event to make (where applicable) (i) English Revolving Advances in an amount in excess of its English Revolving Commitment Amount minus its English Participation Commitment (taking into account any reallocations under Section 2.21) of the Maximum Undrawn Amount of all outstanding English Letters of Credit or (ii) French Revolving Advances in an amount in excess of its French Revolving Commitment Amount minus its French Participation Commitment (taking into account any reallocations under Section 2.21) of the Maximum Undrawn Amount of all outstanding French Letters of Credit.
14.Amendment of Section 3.8 – Basis For Determining Interest Rate Inadequate or Unfair. Section 3.8 of the Credit Agreement is hereby amended and restated as follows:

3.8 Alternate Rate of Interest.
3.8.1 Basis For Determining Interest Rate Inadequate or Unfair. In the event that any Agent or any Lender shall have determined that:
(a)    reasonable means do not exist for ascertaining the Adjusted LIBO Rate, Overnight LIBO Rate or Euro-Rate for any Interest Period; or
(b)    deposits in the relevant amount, the applicable currency and for the relevant maturity are not available in the relevant interbank LIBOR market, with respect to an outstanding Euro-Rate Loan, Overnight Rate Loan or LIBOR Rate Loan, a proposed Euro-Rate Loan, Overnight Rate Loan or LIBOR Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Euro-Rate Loan; or

(c)    the making, maintenance or funding of any Euro-Rate Loan, Overnight Rate Loan or LIBOR Rate Loan has been made impracticable or unlawful by compliance by such Agent or such Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Body or with any request or directive of any such Governmental Body (whether or not having the force of law), or

(d)    the Euro-Rate, Overnight LIBO Rate or Adjusted LIBO Rate will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Euro-Rate Loan, Overnight Rate Loan or LIBOR Rate Loan, then Applicable Agent shall give Applicable Borrowing Agent prompt written or telephonic notice of such determination. If Section 3.8.2 does not apply, (i) any such requested Euro-Rate Loan on behalf of the US Borrowers shall be made as a Domestic Rate Loan, and any such requested LIBOR Rate Loan or Overnight Rate Loan on behalf of the European Borrowers shall be made as a European Revolving Advance at a rate determined by the European Agent which expresses a percentage rate per annum equal to the European Lenders or applicable European Lender (as applicable) cost of funding its or their participation in such European Revolving Advance, unless Applicable Borrowing Agent shall notify Applicable Agent no later than 1:00 p.m. Local Time, two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Euro-Rate Loan, Overnight Rate Loan or LIBOR Rate Loan, as applicable, (ii) any Domestic Rate Loan or Euro-Rate Loan which was to have been converted to an affected type of Euro-Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Applicable Borrowing Agent shall notify Applicable Agent, no later than 1:00 p.m. Local Time, two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Euro-Rate Loan, and (iii) any outstanding affected Euro-Rate Loans under the US-Canada Facility shall be converted into a Domestic Rate Loan, and any outstanding affected LIBOR

Rate Loans or Overnight Rate Loans under the English Facility and the French Facility shall be converted to a European Revolving Advance at a rate determined by the European Agent which expresses a percentage rate per annum equal to the European Lenders or applicable European Lender (as applicable) cost of funding its or their participation in such European Revolving Advance, or, if Applicable Borrowing Agent shall notify Applicable Agent, no later than 1:00 p.m. Local Time, two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected LIBOR Rate Loan, Overnight Rate Loan or Euro-Rate Loan, shall be converted into an unaffected type of LIBOR Rate Loan, Overnight Rate Loan or Euro-Rate Loan, as applicable, on the last Business Day of the then current Interest Period for such affected LIBOR Rate Loans, Overnight Rate Loans or Euro-Rate Loans (or sooner, if any Lender cannot continue to lawfully maintain such affected LIBOR Rate Loans, Overnight Rate Loans or Euro-Rate Loan). Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of LIBOR Rate Loan, Overnight Rate Loan or Euro-Rate Loan or maintain outstanding affected LIBOR Rate Loans, Overnight Rate Loans or Euro-Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of LIBOR Rate Loan, Overnight Rate Loan or Euro-Rate Loan into an affected type of LIBOR Rate Loan, Overnight Rate Loan or Euro-Rate Loan.
3.8.2.    Successor Adjusted LIBO Rate, Overnight LIBO Rate, or Euro-Rate Index.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in the Other Documents, if the Applicable Agent determines that a Benchmark Transition Event or an Early Opt-in Event has occurred, the Applicable Agent may amend this Agreement to replace the Adjusted LIBO Rate, Overnight LIBO Rate and/or the Euro-Rate with a Benchmark Replacement in accordance with this Section 3.8.2; and any such amendment shall be in writing, shall specify the date that the Benchmark Replacement is effective and will not require any further action or consent of any other party to this Agreement, including the Borrowers. Until the Benchmark Replacement is effective, each advance, conversion and renewal of a LIBOR Rate Loan, Overnight Rate Loan or a Euro-Rate Loan will continue to bear interest with reference to the Adjusted LIBO Rate, Overnight LIBO Rate or Euro-Rate, respectively; provided, however, during a Benchmark Unavailability Period (i) any pending selection of, conversion to or renewal of a (A) Euro-Rate Loan that has not yet gone into effect shall be deemed to be a selection of, conversion to or renewal of a Domestic Rate Loan or (B) LIBOR Rate Loan or Overnight Rate Loan that has not yet gone into effect shall be converted to a Loan in Dollars in the Dollar Equivalent amount of such Loan and be deemed to be a selection of, conversion to or renewal of a Domestic Rate Loan, (ii) all outstanding LIBOR Rate Loans, Overnight Rate Loans or Euro-Rate Loans shall automatically be (A) if in Dollars, converted to Domestic Rate Loans at the expiration of the existing Interest Period (or sooner, if

Applicable Agent cannot continue to lawfully maintain such affected Euro-Rate Loan) or (B) if in an Optional Currency, converted to a Loan in Dollars as Domestic Rate Loan in the Dollar Equivalent amount of such Loan at the expiration of the existing Interest Period (or sooner, if the Applicable Agent cannot continue to lawfully maintain such affected LIBOR Rate Loan or Overnight Rate Loan in such Optional Currency) and (iii) the component of the Alternate Base Rate based upon the Euro-Rate will not be used in any determination of the Alternate Base Rate.

(b)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Applicable Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in the Other Documents, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)    Notices; Standards for Decisions and Determinations. The Applicable Agent will promptly notify the Borrowers of (i) the effectiveness of any Benchmark Replacement Conforming Changes and (ii) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Applicable Agent pursuant to this Section 3.8.2 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.8.2.

(d)    Certain Defined Terms. As used in this Section 3.8.2:

"Benchmark Replacement" means the sum of: (a) the alternate benchmark rate that has been selected by the Applicable Agent giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate for (A) with respect to Dollar Loans under the Euro-Rate, U.S. dollar-denominated credit facilities or (B) with respect to Optional Currency Loans, U.S. credit facilities providing for loans in such Optional Currency and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than 0.25%, the Benchmark Replacement will be deemed to be 0.25% for the purposes of this Agreement.

"Benchmark Replacement Adjustment" means, with respect to any replacement of the Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate with an alternate benchmark rate for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Applicable Agent (a) giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate with the applicable Benchmark Replacement (excluding such spread adjustment) by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such replacement of the Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate for (A) with respect to Dollar Loans under the Euro-Rate, U.S. dollar denominated credit facilities at such time or (B) with respect to Optional Currency Loans, U.S. credit facilities providing for loans in such Optional Currency and (b) which may also reflect adjustments to account for (i) the effects of the transition from the Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate to the Benchmark Replacement and (ii) yield- or risk-based differences between the Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate and the Benchmark Replacement.

"Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Alternate Base Rate," the definition of "Interest Period," timing and frequency of determining rates and making payments of interest and other administrative matters) that the Applicable Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Applicable Agent in a manner substantially consistent with market practice (or, if the Applicable Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Applicable Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Applicable Agent decides is reasonably necessary in connection with the administration of this Agreement).

"Benchmark Replacement Date" means the earlier to occur of the following events with respect to the Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate:

(1)     in the case of clause (1) or (2) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate permanently or indefinitely ceases to provide the Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate; or

(2)     in the case of clause (3) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein.

"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate:

(1)    a public statement or publication of information by or on behalf of the administrator of the Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate announcing that such administrator has ceased or will cease to provide the Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate;

(2)    a public statement or publication of information by a Governmental Body having jurisdiction over the Applicable Agent, the regulatory supervisor for the administrator of the Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate, a resolution authority with jurisdiction over the administrator for the Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate, which states that the administrator of the Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate has ceased or will cease to provide the Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate; or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate or a Governmental Body having jurisdiction over the Applicable Agent announcing that the Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate is no longer representative.

"Benchmark Unavailability Period" means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate and solely to the extent that the Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate has

not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate for all purposes hereunder in accordance with Section 3.8.2 and (y) ending at the time that a Benchmark Replacement has replaced the Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate for all purposes hereunder pursuant to Section 3.8.2.

"Early Opt-in Event" means a determination by the Applicable Agent that (a) with respect to Dollar Loans under the Euro-Rate, U.S. dollar denominated credit facilities being executed at such time, or that include language similar to that contained in this Section 3.8.2, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Euro-Rate for loans in Dollars or (b) with respect to Optional Currency Loans, U.S. credit facilities providing for loans in such Optional Currency being executed at such time, or that include language similar to that contained in Section 3.8.2, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Adjusted LIBO Rate or Overnight LIBO Rate for loans in such Optional Currency.

"Relevant Governmental Body" means (a) the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto and (b) with respect to Optional Currency Loans, in addition to the Persons named in clause (a) of this definition, the comparable Governmental Body or other applicable Person for loans in such Optional Currency as determined by the Applicable Agent in its sole discretion.
15.Amendment of Section 5.25 – Federal Securities Laws. Section 5.25 of the Credit Agreement is hereby amended and restated as follows:
5.25    Federal Securities Laws. None of Loan Parties or any of their Subsidiaries (other than the Company with respect to clauses (i) and (ii)), (i) is required to file periodic reports under the Exchange Act or securities legislation of Canada, France, England or the Netherlands, (ii) has any securities registered under the Exchange Act or securities legislation of Canada, France, England or the Netherlands or (iii) has filed a registration statement that has not yet become effective under the Securities Act or securities legislation of Canada, France, England or the Netherlands.
16.Amendment of Section 5.34 – European Distribution Agreements. Section 5.34 of the Credit Agreement is hereby amended and restated as follows:
5.34    European Distribution Agreements. Each European Distribution Agreement is in full force and effect and, under Swiss law, each European

Distribution Agreement provides that any right, title or interest in any Receivables arising from the sale of any Inventory referred to therein shall vest in the European Loan Party party to such European Distribution Agreement.
17.Addition of Section 5.36 – Certificate of Beneficial Ownership. A new Section 5.36 is hereby added to the Credit Agreement immediately following Section 5.35 as follows:
5.36    Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to Agent and Lenders for each Borrower (other than the Company) on or prior to the date of this Agreement, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the date hereof and as of the date any such update is delivered. The Borrowers acknowledge and agree that the Certificate of Beneficial Ownership is one of the Other Documents.
18.Amendment of Section 6.2 – Conduct of Business and Maintenance of Existence and Assets. Section 6.2 of the Credit Agreement is hereby amended and restated as follows:
6.2    Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear and casualty excepted and except as may be disposed of in accordance with the terms of this Agreement), including all material Intellectual Property and take all actions necessary to enforce and protect the validity of any material intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply with all laws and regulations governing the conduct of its business where the failure to do so would reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States, Canada, France, England or the Netherlands or any political subdivision thereof where the failure to do so would reasonably be expected to have a Material Adverse Effect.
19.Amendment of Section 6.6 – Financial Covenant; Minimum Undrawn Availability. Section 6.6 of the Credit Agreement is hereby amended and restated as follows:
6.6    Financial Covenant; Minimum Undrawn Availability.
(a)     Cause to be maintained the US-Canada Undrawn Availability Required Amount at all times.
(b)    Cause to be maintained the European Undrawn Availability Required Amount at all times.

20.Amendment of Section 6.11 – Federal Securities Laws. Section 6.11 of the Credit Agreement is hereby amended and restated as follows:
6.11    Federal Securities Laws. Promptly notify Agent in writing if any Loan Party (other than, with respect to clause (i) or (ii), the Company) or any of their Subsidiaries (i) is required to file periodic reports under the Exchange Act or securities legislation of Canada, France, England or the Netherlands, (ii) registers any securities under the Exchange Act or securities legislation of Canada, France, England or the Netherlands or (iii) files a registration statement under the Securities Act or securities legislation of Canada, France, England or the Netherlands.
21.Amendment of Section 6.19 – Transfer of Accounts of European Borrower, Notification of Account Debtors. Section 6.19 of the Credit Agreement is hereby amended and restated as follows:
6.19    Transfer of Accounts of European Borrowers and Dutch Guarantor, Notification of Account Debtors.
(a)     At any time following a European Dominion Triggering Event, the European Borrowers and the Dutch Guarantor shall (i) at the request of the European Agent, use reasonable endeavors to cause their European Blocked Accounts (each an "Existing Blocked Account") to be transferred to the name of the European Agent and (ii) with respect to any Existing Blocked Accounts held with an account bank in a jurisdiction other than England and Wales, promptly open new European Blocked Accounts with (and, at the discretion of the European Agent, in the name of) the European Agent in London (or an Affiliate of the European Agent in London), such new bank accounts being European Blocked Accounts under and for the purposes of this Agreement.
If new European Blocked Accounts have been established pursuant to this Section (each a "New Blocked Account"), the European Borrowers and the Dutch Guarantor shall ensure that the proceeds of all Receivables owing to them will immediately be re-directed to the New Blocked Accounts. Until all proceeds of Receivables have been redirected to the New Blocked Accounts, each European Borrower and the Dutch Guarantor shall cause all amounts on deposit in any Existing Blocked Account to be transferred to a New Blocked Account at the end of each Business Day, provided that if any such European Borrower or the Dutch Guarantor does not instruct such re-direction or transfer, each of them hereby authorizes the European Agent to give such instructions on their behalf to the applicable Customers and/or the account bank holding such Existing Blocked Account (as applicable).
(b)    At any time during a European Dominion Period, each European Borrower and the Dutch Guarantor agrees that if any of its Customers have not previously received notice of the security interest of the European Agent over its

Receivables, it shall, at the request of the European Agent, promptly give notice to such Customers and if any European Borrower and/or the Dutch Guarantor does not serve such notice, each of them hereby authorizes the European Agent to serve notice on their behalf.

22.Amendment of Section 6.20 – European Cash Management Provisions. Section 6.20(a) and Section 6.20(c) of the Credit Agreement are hereby amended and restated as follows:
(a)    All proceeds of the English Collateral, the French Collateral and the Dutch Collateral shall be deposited by the European Borrowers and the Dutch Guarantors into a blocked account ("European Blocked Accounts") established at the European Agent (or an Affiliate of the European Agent) for the deposit of such proceeds. Each applicable European Borrower, Dutch Guarantor, the European Agent and the European Agent in its capacity as account bank with respect to the European Blocked Accounts (or Affiliate of the European Agent in such role, as applicable) shall enter into a deposit account control agreement or equivalent arrangement, in each case in form and substance satisfactory to the European Agent that is sufficient to give the European Agent "control" at all times over such account. All funds deposited in such European Blocked Accounts shall immediately become subject to the security interest of the European Agent for its own benefit and the ratable benefit of the Secured Parties. During a European Dominion Period, the European Agent may apply (or cause to be applied) all funds received by it from the European Blocked Accounts to the satisfaction of the Obligations of the European Borrowers (including the cash collateralization of the Letters of Credit in accordance with the terms of this Agreement) in such order as is required hereunder. If the funds standing to the credit of any European Blocked Account are not in the same currency in which the European Swing Loans and/or European Revolving Advances were made (the "Advance Currency"), the European Agent may, in its sole discretion, during a European Cash Dominion Period or following an Event of Default convert such funds to the currency in which the relevant European Swing Loans and/or European Revolving Advances were made at its spot rate of exchange for the purposes of applying the funds to the satisfaction of the European Obligations and European Borrowers and Dutch Guarantors agree to hold the European Agents and each European Lender harmless from and against any costs of exchange, the cost of covering the currency in which such European Swing Loan and/or European Revolving Advance was originally made, and from any change in the value of the Advance Currency, or such other currency, in relation to the currency that was due and owing. In the event that all outstanding Obligations of the European Borrowers have been satisfied in full, any remaining funds received by the European Agent from the European Blocked Accounts shall be transferred to the Agent for application against the then-outstanding Obligations of the US-Canadian Borrowers in accordance with Section 4.8(h).

(c)    All deposit accounts (including all European Blocked Accounts, securities accounts and investment accounts of each European Loan Party as of the Closing Date are set forth on Schedule 6.20(c). No European Borrower or Dutch Guarantor shall open any new deposit account, securities account or investment account or designate such account as an account into which proceeds of Receivables are to be paid for the purposes of inclusion in the European Formula Amount unless the European Borrowing Agent shall have given at least thirty (30) days prior written notice to the European Agent and:
(i)    a security interest (which, in relation to accounts located in England and Wales shall be a fixed charge, rather than a floating charge), governed by the laws of the jurisdiction in which such account is located, in form and substance satisfactory to the European Agent has been entered into between the relevant European Borrower and the European Agent;
(ii)    in the event that the security interest is governed by the laws of a jurisdiction other than England and Wales, a side letter or other agreement satisfactory to the European Agent, setting out any required additions or amendments to this Agreement to enable the European Agent to effectively hold and maintain such security interest for the benefit of the Security Parties under the laws of the applicable jurisdiction has been entered into; and
(iii)    an account control agreement in form and substance satisfactory to the European Agent sufficient to give the European Agent "control" over such account has been entered into between the relevant bank or financial institution, the European Agent and the relevant European Borrower.

23.Addition of Section 6.24 – Certificate of Beneficial Ownership and Other Additional Information. A new Section 6.24 is hereby added to the Credit Agreement immediately following Section 6.23 as follows:
6.24    Certificate of Beneficial Ownership and Other Additional Information. Provide to Agent and the Lenders: (i) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Agent and Lenders; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to Agent and each Lender, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by Agent or any Lender from time to time for purposes of compliance by Agent or such Lender with applicable laws (including without limitation the USA Patriot Act and other "know your customer" and anti-money laundering rules and regulations), and any policy or procedure implemented by Agent or such Lender to comply therewith.
24.Amendment of Section 9.6 – Government Receivables. Section 9.6 of the Credit Agreement is hereby amended and restated as follows:

9.6    Government Receivables. Notify Applicable Agent promptly if any of its Receivables having a value, individually or in the aggregate, in excess of $1,000,000 arise out of contracts between any Borrower and the United States, Canada, France, England, the Netherlands, any state, province or any department, agency or instrumentality of any of them.

25.Amendment of Section 14.4 – Resignation of any Agent; Successor Agents. Section 14.4 of the Credit Agreement is hereby amended and restated as follows:
14.4    Resignation of any Agent; Successor Agents. Any Agent may resign on sixty (60) days written notice to each Lender and Borrowing Agent and upon such resignation, Applicable Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowers (provided that no such approval by Borrowers shall be required (i) in any case where the successor Agent is one of Lenders or (ii) after the occurrence and during the continuance of any Event of Default). Any such successor Agent shall succeed to the rights, powers and duties of Applicable Agent, and shall in particular, if applicable, succeed to all of such Agent's right, title and interest in and to all of the Liens in the Collateral securing the Obligations created hereunder or any Other Document (including the Pledge Agreement and all account control agreements), and the term "Agent" or "European Agent", as applicable, shall mean such successor agent effective upon its appointment, and the applicable former Agent's rights, powers and duties as such Agent shall be terminated, without any other or further act or deed on the part of such former Agent. However, notwithstanding the foregoing, if at the time of the effectiveness of the new Agent's appointment, any further actions need to be taken in order to provide for the legally binding and valid transfer of any Liens in the Collateral from former Agent to new Agent and/or for the perfection of any Liens in the Collateral as held by new Agent or it is otherwise not then possible for new Agent to become the holder of a fully valid, enforceable and perfected Lien as to any of the Collateral, former Agent shall continue to hold such Liens solely as agent for perfection of such Liens on behalf of new Agent until such time as new Agent can obtain a fully valid, enforceable and perfected Lien on all Collateral, provided that the applicable Agent shall not be required to or have any liability or responsibility to take any further actions after such date as such agent for perfection to continue the perfection of any such Liens (other than to forego from taking any affirmative action to release any such Liens). For the purposes of any Dutch Collateral Document, any resignation by the European Agent is not effective with respect to its rights under the Parallel Debt until all rights and obligations under the Parallel Debt have been assigned and assumed to the successor agent. After any Agent's resignation as an Agent, the provisions of this Article 14, and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement (and in the event such resigning Agent continues to hold any Liens pursuant to the provisions of the immediately preceding sentence, the provisions of this Article 14 and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it in connection with such Liens).
26.Addition of Section 14.17 – Parallel Debt. A new Section 14.17 is hereby added to the Credit Agreement immediately following Section 14.16 as follows:
14.17    Parallel Debt
(a)Each Loan Party hereby irrevocably and unconditionally undertakes to pay (each such payment undertaking, a "Parallel Debt") to the European Agent amounts equal to the amounts due by that Loan Party in respect of its Corresponding Obligations as they may exist from time to time.
(b)The Parallel Debt of each Loan Party will be payable in the currency or currencies of the Corresponding Obligations and will become due and payable as and when and to the extent the relevant Corresponding Obligations become due and payable. An Event of Default in respect of the Corresponding Obligations shall constitute a default (verzuim) within the meaning of section 3:248 of the Dutch Civil Code with respect to the Parallel Debt without any notice being required.
(c)Each of the parties to this Agreement hereby acknowledges that:
(i)     each Parallel Debt constitutes an undertaking, obligation and liability to the European Agent which is separate and independent from, and without prejudice to, the Corresponding Obligations of the relevant Loan Party; and
(ii) each Parallel Debt represents the European Agent's own separate and independent claim to receive payment of the Parallel Debt from the relevant Loan Party, it being understood, in each case, that pursuant to this paragraph (c), the amount which may become payable by each Loan Party by way of Parallel Debt shall not exceed at any time the total of the amounts which are payable under or in connection with the Corresponding Obligations of that Loan Party at such time.
(d)An amount paid by a Loan Party to the European Agent in respect of the Parallel Debt will discharge the liability of the Loan Parties under the Corresponding Obligations in an equal amount.
(e)For the purpose of this Section 14.17, the European Agent acts in its own name and for itself and not as agent, trustee or representative of any other Secured Party.

27.Addition of 16.20(e). A new Section 16.20(e) is hereby added to the Credit Agreement immediately following Section 16.20(d) as follows:
    (e)    Representation of Dutch Loan Party. If any Loan Party incorporated under the laws of the Netherlands, is represented by an attorney in connection with the signing and/or execution of this Agreement or any other agreement, deed or document referred to in or made pursuant to this Agreement, it is hereby expressly acknowledged and accepted by the other parties to this Agreement that the existence and extent of the attorney's authority and the effects of the attorney's exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.
28.Addition of Annex I – Dutch Guarantors. A new Annex I is hereby added to the Credit Agreement as set forth in the attached Annex I hereto.
29.Amendment of Exhibit 1.2(d) – European Borrowing Base Certificate. Exhibit 1.2(d) of the Credit Agreement is hereby amended and restated as set forth in the attached Exhibit 1.2(d) hereto.
30.Conditions Precedent. The effectiveness of this Amendment is subject to the receipt by the Agent of the following items, each in form and content satisfactory to the Agent:
(a)     the Agent shall have received this Amendment, duly executed by a duly authorized officer of each of the Loan Parties, each of the Applicable Required Lenders, the Agent and the European Agent;
(b)     the Agent shall have received the English Law Guaranty, duly executed by a duly authorized officer of each of the European Guarantors, the European Agent and the Agent;

(c)    the Agent shall have received the Dutch Security Agreement, duly executed by a duly authorized officer of the Dutch Guarantor and the European Agent;

(d)    the Agent shall have received the amended Dutch Commissionaire Agreement (in form and substance satisfactory to the Agents), together with an opinion in relation to the same from Swiss counsel to the Borrowers;

(e)     the Dutch Guarantor shall have opened the European Blocked Accounts with the European Agent (or an Affiliate of the European Agent, or any other financial institution acceptable to the European Agent) and the European Agent shall have received duly executed agreements establishing the European Blocked Accounts with financial institutions acceptable to the European Agent for the collection or servicing of the Receivables and proceeds of the Collateral and the European Agent shall have entered into control agreements with the applicable financial institutions in form and substance satisfactory to the European Agent with respect to such European Blocked Accounts;

(f)    In addition to the legal opinion addressed in clause (d) above, Agents shall have received the executed legal opinion of U.S. and French counsel to Borrowers and Guarantors

(but not Quebec counsel) and English and Dutch counsel to the European Agent, each in form and substance satisfactory to Agents which shall cover such matters incident to the transactions contemplated by this Amendment, the Other Documents, and related agreements as Agents may reasonably require and each Loan Party hereby authorizes and directs such counsel to deliver such opinions to Agents and Lenders;

(g)    the Agent shall have received copies, certified by a duly authorized officer of each Loan Party to be true and complete on and as of the date hereof, of records of all action taken by each of the Loan Parties (other than the Dutch Guarantor) to authorize (i) the execution and delivery of this Amendment, and all other certificates, documents and instruments executed in connection therewith, and (ii) its performance of all of its obligations under each of such documents;

(h)    the Agent shall have received a secretary's certificate of each Loan Party (other than the Dutch Guarantor) certifying as to (i) no change in such Loan Party's articles or certificate of incorporation/organization or bylaws, code of regulations or limited liability company/operating agreement, or in the event that any such documents have changed, true and correct copies of the same certified by the secretary of such Loan Party or the Secretary of State, as the case may be, and (ii) the incumbency of the officers of such Loan Party that execute and deliver this Amendment and the related certificates, documents and instruments;

(i)    the Agent shall have received a formalities certificate of an authorized signatory of the Dutch Guarantor, which shall certify (i) copies of resolutions in form and substance reasonably satisfactory to Agent, of the board of directors and, if applicable, the shareholders of the Dutch Guarantor authorizing (x) the execution, delivery and performance of this Amendment and each Other Document to which the Dutch Guarantor is a party, and (y) the granting by the Dutch Guarantor of the security interests in and liens upon the Collateral to secure all of the joint and several Obligations of Loan Parties (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the specimen signatures of the officers of the Dutch Guarantor authorized to execute this Amendment and the Other Documents, (iii) copies of the Organizational Documents of the Dutch Guarantor as in effect on such date, complete with all amendments thereto and (iv) that attached is an extract of the Dutch Chamber of Commerce of the date of this Amendment;

(j)    no Default or Event of Default shall have occurred;

(k)    the Agent shall have received a Fixed Asset appraisal with respect to Eligible Fixed Assets satisfactory to the Agent in its Permitted Discretion; and

(l)    the Borrowers shall have paid (i) to Agent and European Agent, all of Applicable Agent's costs and expenses (including Applicable Agent's attorneys' fees) incurred in connection with the preparation of this Amendment and (ii) to Agent for the ratable benefit of the consenting Lenders (based upon the respective Revolving Commitment Amount of each Lender) an amendment fee in an amount equal to $90,000.

31.Representations and Warranties. Each Borrower and each Guarantor covenants and agrees with and represents and warrants to the Agent, the European Agent and the Lenders as follows:
(a)    each Borrower's and each Guarantor's obligations under the Credit Agreement, as modified hereby, are and shall remain secured by the Collateral pursuant to the terms of the Credit Agreement and the Other Documents;
(b)    each Borrower and each Guarantor possesses all of the powers requisite for it to enter into and carry out the transactions referred to herein and to execute, enter into and perform the terms and conditions of this Amendment, the Credit Agreement and the Other Documents and any other documents contemplated herein that are to be performed by such Borrower or such Guarantor; and that any and all actions required or necessary pursuant to such Borrower's or such Guarantor's organizational documents or otherwise have been taken to authorize the due execution, delivery and performance by such Borrower and such Guarantor of the terms and conditions of this Amendment, the Credit Agreement and the Other Documents, and that such execution, delivery and performance will not conflict with, constitute a default under or result in a breach of any applicable law or any agreement, instrument, order, writ, judgment, injunction or decree to which such Borrower or such Guarantor is a party or by which such Borrower or such Guarantor or any of its properties are bound, and that all consents, authorizations and/or approvals required or necessary from any third parties in connection with the entry into, delivery and performance by such Borrower and/or such Guarantor of the terms and conditions of this Amendment, the Credit Agreement, the Other Documents and the transactions contemplated hereby and thereby have been obtained by such Borrower and such Guarantor and are in force and effect;

(c)    this Amendment, the Credit Agreement, and the Other Documents constitute the valid and legally binding obligations of each Borrower and each Guarantor, enforceable against such Borrower and such Guarantor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and by general equitable principles, whether enforcement is sought by proceedings at law or in equity;

(d)    all representations and warranties made by each Borrower and each Guarantor in the Credit Agreement and the Other Documents are true and correct in all material respects as of the date hereof, with the same force and effect as if all such representations and warranties were fully set forth herein and made as of the date hereof and each Borrower and each Guarantor has complied with all covenants and undertakings in the Credit Agreement and the Other Documents;

(e)    this Amendment is not a substitution, novation, discharge or release of any Borrower's or any Guarantor's obligations under the Credit Agreement or any of the Other Documents, all of which shall and are intended to remain in full force and effect;

(f)    no Event of Default or Potential Default has occurred and is continuing under the Credit Agreement or the Other Documents; there exist no defenses, offsets, counterclaims or other claims with respect to any Borrower's or any Guarantor's obligations and liabilities under the Credit Agreement or any of the Other Documents;

(g)    each Borrower and each Guarantor hereby ratifies and confirms in full its duties and obligations under the Credit Agreement, the Guaranty Agreement, and the Other Documents applicable to it, each as modified hereby; and

(h)    each Borrower and each Guarantor hereby agrees, as an independent obligation to the European Agent (to the extent such Guarantor or Borrower is party to the English Law Guaranty), to be bound by the terms of the English Law Guaranty as if it had been set out in full again here with such changes as are appropriate to fit this context, for the avoidance of doubt with references to the Credit Agreement and Other Documents each as modified hereby.

32.Guarantee and Security Confirmations. Each of the European Loan Parties (i) consents to the amendment of the Credit Agreement effected by this Amendment, (ii) confirms that its obligations as a Guarantor under the English Law Guaranty (the "Guaranteed Obligations") and its obligations under, any Liens created pursuant to the European Collateral Documents to which it is a party (the "Secured Obligations") shall, in each case not be discharged or otherwise affected by those amendments and shall accordingly remain and continue in full force and effect, (iii) the Guaranteed Obligations shall, after the date of this Amendment, extend to the obligations of each European Loan Party under the Credit Agreement, as so amended and (iv) the Secured Obligations, including for the purposes of the European Collateral Documents, shall, after the date of this Amendment, extend to the obligations of each European Loan Party under the Credit Agreement, as so amended.
33.Reimbursement of Expenses. The Borrowers, jointly and severally, shall pay or cause to be paid to the Agent and the European Agent all costs and expenses accrued through the date hereof and the costs and expenses of the Agent and the European Agent including, without limitation, fees of the Agent's and/or European Agent's counsel in connection with this Amendment.
34.Document References. As used in the Credit Agreement and each of the Other Documents, the terms "this Credit Agreement", "herein", "hereinafter", "hereto", "hereof", and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement as amended and modified by this Amendment. The term "Other Documents" as defined in the Credit Agreement shall include this Amendment.
35.Integration. This Amendment, together with the Credit Agreement and the Other Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. In entering into this Amendment, each Borrower and each Guarantor acknowledges that it is relying on no statement, representation, warranty, covenant or agreement of any kind made by Agent or any Lender or any employee or agent of

Agent or any Lender, except for the agreements of Agent and the Lenders set forth herein. This Amendment shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Amendment or any part hereof to be drafted.
36.Successors and Assigns. This Amendment shall apply to and be binding upon the Borrowers and the Guarantors in all respects and shall inure to the benefit of each of the other parties hereto and their respective successors and assigns, provided that none of the Borrowers nor the Guarantors may assign, transfer or delegate its duties and obligations hereunder. Nothing expressed or referred to in this Amendment is intended or shall be construed to give any person or entity other than the parties hereto a legal or equitable right, remedy or claim under or with respect to this Amendment, the Credit Agreement or any Other Documents, it being the intention of the parties hereto that this Amendment and all of its provisions and conditions are for the sole and exclusive benefit of the parties hereto.
37.Severability. If any one or more of the provisions contained in this Amendment, the Credit Agreement, or the Other Documents shall be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained in this Amendment, the Credit Agreement or the Other Documents shall not in any way be affected or impaired thereby, and this Amendment, the Credit Agreement and the Other Documents shall otherwise remain in full force and effect.
38.Further Assurances. Each Borrower and each Guarantor agrees to execute such other and further documents and instruments as Agent may request to implement the provisions of this Amendment.
39.Governing Law. This Amendment will be governed by the internal laws of the State of New York without reference to its conflicts of law principles.
40.Waiver and Release. Each Borrower and each Guarantor, by signing below, hereby waives and releases Agent, the European Agent, Issuer and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which any Borrower or any Guarantor is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.
41.Counterparts; Electronically Delivered Signatures. This Amendment may be executed in any number of counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Delivery of executed signature pages hereof by facsimile or other means of electronic transmission from one party to another shall constitute effective and binding execution and delivery thereof by such party. Any party that delivers its original counterpart signature to this amendment by facsimile transmission hereby covenants to deliver its original counterpart signature promptly thereafter to the Agent.

42.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO EIGHTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]
Each of the parties has signed this Eighth Amendment to Amended and Restated Revolving Credit and Security Agreement as of the day and year first above written.

US BORROWERS

Invacare Corporation, an Ohio corporation

By: /s/ Kathleen P. Leneghan
Name: Kathleen P. Leneghan
Title: Senior Vice President and Chief Financial Officer

Freedom Designs, Inc., a California corporation
Alber USA, LLC, an Ohio limited liability company
Medbloc, Inc., a Delaware corporation
By: /s/ Kathleen P. Leneghan
Name: Kathleen P. Leneghan
Title: Vice President and Treasurer

Invacare Continuing Care, Inc., a Missouri corporation

By: /s/ Kathleen P. Leneghan
Name: Kathleen P. Leneghan
Title: Vice President and General Manager

[SIGNATURE PAGE TO EIGHTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

US GUARANTORS:

Adaptive Switch Laboratories, Inc., a Texas corporation
Invacare Credit Corporation, an Ohio corporation
Invacare Holdings, LLC, an Ohio limited liability company
Invamex Holdings LLC, a Delaware limited liability company

By: /s/ Kathleen P. Leneghan
Name: Kathleen P. Leneghan
Title: Vice President and Treasurer

[SIGNATURE PAGE TO EIGHTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

CANADIAN BORROWERS:

Invacare Canada L.P., an Ontario limited partnership, by its general partner, Invacare Canada General Partner Inc.
Motion Concepts L.P., an Ontario limited partnership, by its general partner, Carroll Healthcare Inc.
Perpetual Motion Enterprises Limited, an Ontario corporation
By: /s/ Kathleen P. Leneghan
Name: Kathleen P. Leneghan
Title: Vice President and Treasurer

CANADIAN GUARANTORS:

Carroll Healthcare General Partner, Inc., an Ontario corporation
Carroll Healthcare Inc., an Ontario corporation
Invacare Canada General Partner Inc., a Canada corporation

By: /s/ Kathleen P. Leneghan
Name: Kathleen P. Leneghan
Title: Vice President and Treasurer

[SIGNATURE PAGE TO EIGHTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

ENGLISH BORROWERS:

Invacare Limited, a company incorporated in England and Wales under company number 05178693

By: /s/ Philippe Gretz
Name:    Philippe Gretz
Title:    Director

ENGLISH GUARANTORS:

Invacare Limited, a company incorporated in England and Wales under company number 05178693

By: /s/ Philippe Gretz
Name:    Philippe Gretz
Title:    Director

Invacare UK Operations Limited, a company incorporated in England and Wales with company number 03281202

By: /s/ Philippe Gretz
Name:    Philippe Gretz
Title:    Director

[SIGNATURE PAGE TO EIGHTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

FRENCH BORROWERS:

Invacare Poirer SAS

By: /s/ Philippe Gretz
Name:    Philippe Gretz
Title:    President Duly Authorized

FRENCH GUARANTORS:

Invacare Poirer SAS

By: /s/ Philippe Gretz
Name:    Philippe Gretz
Title:    President Duly Authorized

Invacare France Operations S.A.S.

By: /s/ Philippe Gretz
Name:    Philippe Gretz
Title:    President Duly Authorized

[SIGNATURE PAGE TO EIGHTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

DUTCH GUARANTORS:
Invacare B.V

By: /s/ Désirée de la Fuente – van Baal
Name:    Désirée de la Fuente – van Baal
Title:    Statutory Director

By: /s/ Marco Koole
Name:    Marco Koole
Title:    Statutory Director

[SIGNATURE PAGE TO EIGHTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent
By: /s/ Todd Milenius
Name:    Todd Milenius
Title:    Senior Vice President

[SIGNATURE PAGE TO EIGHTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

KEYBANK NATIONAL ASSOCIATION, as Lender
By: /s/ Jonathan Roe
Name:    Jonathan Roe
Title:    Vice President

[SIGNATURE PAGE TO EIGHTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

JPMORGAN CHASE BANK, N.A., as Lender
By: /s/ Kevin Podwika
Name:    Kevin Podwika
Title:    Authorized Officer

[SIGNATURE PAGE TO EIGHTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

J.P. MORGAN EUROPE LIMITED, as European Agent
By: /s/ Matthew Sparkes
Name:    Matthew Sparkes
Title:    Authorised Officer
J.P. MORGAN AG, as Lender
By: /s/ Matthew Sparkes
Name:    Matthew Sparkes
Title:    Authorised Officer

[SIGNATURE PAGE TO EIGHTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

CITIZENS BUSINESS CAPITAL, A DIVISION OF CITIZENS ASSET FINANCE, INC., as Lender
By: /s/ David Slattery
Name:    David Slattery
Title:    Vice President

EXHIBIT 1.2(d)

EUROPEAN BORROWING BASE CERTIFICATE

ANNEX I
Dutch Guarantors
Invacare B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law and registered with the Dutch trade register under number 18041272